UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/26/2006

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 27, 2006, we filed a Certificate of Designation of Series A Junior Participating Preferred Stock (the "Certificate of Designation") with the Delaware Secretary of State. The Certificate of Designation designates an additional 950,000 shares of our Preferred Stock as Series A Junior Participating Preferred Stock, such that an aggregate of 1,800,000 shares of our Preferred Stock are now designated as Series A Junior Participating Preferred Stock.

We filed the Certificate of Designation to reflect a recent corresponding increase in the authorized shares of our Common Stock. In August 2006, we increased the authorized shares of our Common Stock from 85,000,000 shares to 180,000,000 shares. The increase in the authorized shares of our Common Stock was approved by our Board of Directors in April 2006 and by our stockholders at our annual meeting of stockholders held in June 2006. Our Board of Directors authorized the filing of the Certificate of Designation in September 2006.

The foregoing description is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.    Other Events

On September 26, 2006, we publicly disseminated a press release announcing that the MERLIN TIMI-36 study of ranolazine will proceed to the study close-out phase, followed by unblinding and analysis of the data, now that the required number of endpoints have accumulated.

The foregoing description is qualified in its entirety by reference to our press release dated September 26, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

3.1 Certificate of Designation of Series A Junior Participating Preferred Stock dated September 27, 2006.

99.1 Press Release dated September 26, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: September 29, 2006	By:	/s/ DANIEL K. SPIEGELMAN
DANIEL K. SPIEGELMAN
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated September 26, 2006.
EX-3.1	Certificate of Designation of Series A Junior Participating Preferred Stock dated September 27, 2006.